Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-217636 and Form S-8 Nos. 333-90976, 333-108467, 333-180976, 333-197737, 333-210376, and 333-217634) filed by Centene Corporation of our report dated July 10, 2018 relating to the consolidated financial statements of Caidan Enterprises, Inc. and its subsidiaries appearing in the Current Report on Form 8-K of WellCare Health Plans, Inc. (WellCare) filed on August 6, 2018, incorporated by reference in this Current Report on Form 8-K of Centene Corporation.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
January 22, 2020